Exhibit 16.1

May 14, 2015 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 201 South College Street Suite 2500 Charlotte, NC 28244 T 704.632.3500 F 704.632.3500 www.GrantThornton.com

Re:	Tobira Therapeutics, Inc. (previously known as Regado Biosciences, Inc.)
File	No. 001-35953

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Tobira Therapeutics, Inc. (previously known as Regado Biosciences, Inc.) dated May 14, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP